Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Rimini Street, Inc. on Form S-8 of our report dated March 16, 2017, with respect to our audits of the financial statements of GP Investments Acquisition Corp. (now known as Rimini Street, Inc.) as of December 31, 2016 and 2015, and for the year ended December 31, 2016, and for the period from January 28, 2015 (inception) through December 31, 2015, appearing in Rimini Street, Inc.’s prospectus filed with the Securities and Exchange Commission on December 6, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-221709). We were dismissed as auditors on October 16, 2017 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference in this Registration Statement for the periods after the date of our dismissal.

/s/ Marcum llp

Marcum llp

New York, NY

December 15, 2017